Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

THE TAX RECEIVABLE AGREEMENT

This AMENDMENT NO. 1 TO THE TAX RECEIVABLE AGREEMENT (this “Amendment”) is dated as of January 10, 2025, and is among Enfusion, Inc., a Delaware corporation (the “Corporate Taxpayer”), and each of the undersigned parties (each, excluding Enfusion Ltd. LLC, a Delaware limited liability company (“Opco”), a “TRA Amendment Party”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Tax Receivable Agreement, dated as of October 19, 2021, by and among the Corporate Taxpayer and each of the other persons from time to time party thereto (the “TRA”).

RECITALS

WHEREAS, the TRA Amendment Parties previously entered into the TRA;

WHEREAS, pursuant to Section 7.6(b) of the TRA, the TRA may be amended if such amendment is approved in writing by each of the Corporate Taxpayer and by the TRA Parties who would be entitled to receive at least 50% of the total amount of the Early Termination Payment payable thereunder if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Party pursuant to the TRA since the date of such most recent Exchange prior to such amendment) so long as such amendment does not have a disproportionate effect on the payments one or more TRA Parties receive under the TRA;

WHEREAS, the Board has established a special committee of independent and disinterested members of the Board (the “Special Committee”);

WHEREAS, the Corporate Taxpayer, Opco, Clearwater Analytics Holdings, Inc., a Delaware corporation, Poseidon Acquisition, Inc., a Delaware corporation, Poseidon Merger Sub I, Inc., a Delaware corporation, and Poseidon Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), intend to enter into that certain Agreement and Plan of Merger, to be dated the date hereof, a substantially final draft of which has been provided by the Corporate Taxpayer to each TRA Amendment Party (as may be amended from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, subject to the entry into this Amendment, the Special Committee has unanimously (i) determined that it is advisable, fair to and in the best interests of the Corporate Taxpayer and its stockholders to enter into this Amendment; and (ii) recommended that the Board declare that this Amendment is advisable, fair to and in the best interests of the Corporate Taxpayer and its stockholders and approve this Amendment;

WHEREAS, subject to the entry into this Amendment, the Board, acting upon the recommendation of the Special Committee, has unanimously (i) determined that it is advisable, fair to and in the best interests of the Corporate Taxpayer and its stockholders to enter into this Amendment; and (ii) approved and adopted this Amendment and approved the execution and delivery of this Amendment by the Corporate Taxpayer and the performance by the Corporate Taxpayer of its covenants and other obligations hereunder; and

WHEREAS, the TRA Parties (other than the Corporate Taxpayer) shall be referred to as the “TRA Payment Recipients”.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AMENDMENT

Section 1.1.      Amendment. Subject to the occurrence of the consummation of the Qualifying Change of Control (as defined below), the following is hereby added at the end of Section 4.2 of the TRA:

“Notwithstanding the foregoing or anything elsewhere in this Agreement, this Agreement shall automatically terminate at the Effective Time (as defined in the Merger Agreement) (the “Qualifying Change of Control”), without the taking of any further action by the Corporate Taxpayer or any other Person; provided, that the Amendment (as defined below) and the provisions thereof and, in each case, any Person’s rights or obligations thereunder shall expressly survive termination of this Agreement. From and after the consummation of the Qualifying Change of Control, no Early Termination Payment, Tax Benefit Payment or any other payment shall be made to any TRA Payment Recipient pursuant to this Agreement, except for the amount set forth opposite each TRA Payment Recipient on Exhibit A to the Amendment (as defined below) (each, a “TRA Payment”, and collectively, the “TRA Payments”), which TRA Payments shall equal, in the aggregate, (i) $30,000,000 minus (ii) any payments that become payable and are made under this Agreement to the TRA Payment Recipients between the date hereof and the Qualifying Change of Control (such payment as calculated pursuant to clause (i) and (ii), the “Final TRA Payments”) by wire transfer of immediately available funds to an account designated in writing by each TRA Payment Recipient to the Corporate Taxpayer prior to the consummation of the Qualifying Change of Control. As a condition to receiving its portion of the Final TRA Payment, each TRA Payment Recipient shall deliver to the Corporate Taxpayer an acknowledgment and release in the form attached hereto as Exhibit B. The Corporate Taxpayer shall not be required to deliver to the TRA Payment Recipients any schedules, notices and documentation described in Article III or Article IV of this Agreement relating to the calculation and payment of any Final TRA Payment. Upon receipt by a TRA Payment Recipient of its respective Final TRA Payment, the Corporate Taxpayer, Opco and their Affiliates (including their Affiliates following the Qualifying Change of Control) shall have no further payment or other obligation (past, present or future) under this Agreement (except for the obligations under the Amendment) to such TRA Payment Recipient or any other Person claiming through such TRA Payment Recipient on account of such TRA Payment Recipient’s interest in this Agreement, and such TRA Payment Recipient’s respective Final TRA Payment shall be in full satisfaction of all amounts to which such TRA Payment Recipient is or would be entitled under this Agreement. For purposes of this Agreement, the “Amendment” shall mean that certain Amendment No. 1 to the Tax Receivable Agreement, dated as of January 10, 2025, by and among the Corporate Taxpayer, Opco and the TRA Parties party thereto, as amended, supplemented or otherwise modified from time to time and together with the annexes, schedules and exhibits thereto.”

Section 1.2.      Intended Tax Treatment. Notwithstanding anything to the contrary in the TRA, this Amendment or the Merger Agreement, the parties hereto agree that for United States federal income tax purposes (including Section 743 of the Code) and for similar purposes of state, local and foreign law, as applicable, (a) the portion of the Final TRA Payments paid to TRA Payment Recipients that is attributable to Units that were sold or exchanged by the TRA Payment Recipient to the Corporate Taxpayer is intended to be treated as additional consideration paid to such TRA Payment Recipients with respect to such Units, with a portion of such additional consideration treated as imputed interest to the extent required by law (as reasonably determined by the Corporate Taxpayer), (b) the portion of the Final TRA Payments paid to TRA Payment Recipients that is attributable to Units held by such TRA Payment Recipients as of the LLC Merger Effective Time (as defined in the Merger Agreement) shall, as a result of this Agreement and the Merger Agreement, be treated as additional consideration payable in the LLC Merger (as defined in the Merger Agreement) in respect of the Units cancelled therein (the “Additional Unit Consideration”) (provided, that for administrative convenience, the Additional Unit Consideration may be paid by the Corporate Taxpayer on behalf of the entity that is the sole owner of Merger Sub II for U.S. federal income tax purposes), and (c) without duplication of TRA Payment Recipients that receive Final TRA Payments in respect of foregoing clauses (a) or (b), the portion of the Final TRA Payments paid to TRA Payment Recipients that held interests in a Blocker prior to the Reorganization shall be treated as other property or money received by reason of the Reorganization under Section 356 of the Code (the “Intended Tax Treatment”). The TRA Payment Recipients, on the one hand, and the purchaser in the Qualifying Change of Control and the Corporate Taxpayer, on the other hand, (i) shall promptly provide each other with such additional information and assistance as reasonably requested by the other party in connection with tax reporting matters relating to the payments contemplated by this Amendment, and (ii) shall cooperate in good faith after the date hereof (but prior to the consummation of the Qualifying Change of Control) to allocate the Final TRA Payments among each of the categories set forth in clauses (a) through (c) above. As part of the Intended Tax Treatment, the Final TRA Payments hereunder will be further allocated to and among the assets of Opco for purposes of Section 743 and Section 755 of the Code and otherwise as required for purposes of the Code as reasonably determined by the Corporate Taxpayer consistent with the applicable provisions of the Code and the regulations thereunder. The parties hereto shall file all Tax Returns in a manner consistent with the Intended Tax Treatment hereunder and shall not take a position on any Tax Return or in connection with any administrative or judicial or similar proceeding in respect of Taxes that is inconsistent with the Intended Tax Treatment, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Section 1.3.      Effectiveness. This Amendment shall become effective as of the date hereof. In the event that the Merger Agreement is (a) terminated in accordance with its terms prior to the Qualifying Change of Control or (b) amended or modified in a manner that (i) reduces the amount of Aggregate Consideration Per Share, (ii) changes the form of any consideration payable under the Merger Agreement, (iii) changes the relative amount of cash and number of shares of Parent Class A Common Stock payable under the Merger Agreement, including any amendment, modification or waiver of any of the definitions set forth or referenced in Section 2.03(a) of the Merger Agreement that would have the effect of, or otherwise result in, a change to the relative amount of cash and number of shares of Parent Class A Common Stock payable upon the consummation of the Merger, or (iv) amends or modifies Article II of the Merger Agreement, or Sections 4.15(m), 5.21, 5.22, or 6.16(b) of the Merger Agreement in a manner that would reasonably be expected to prevent (A) the Corporate Mergers, taken together, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, (B) the delivery to Parent on the Closing Date, but before the Effective Time, of the First Closing Tax Opinion or (C) the delivery to the Company on the Closing Date, but before the Effective Time, of the Second Closing Tax Opinion, then (x) this Amendment shall be void and shall have no further force and effect, (y) the TRA shall be deemed not to have been amended hereby and (z) any Tax Benefit Payments that would have been payable to the TRA Parties pursuant to the TRA, but for the modification set forth in this Amendment, shall thereafter become payable to such TRA Parties in accordance with the terms of the TRA.

Section 1.4.      Effect of Amendment and Waiver. This Amendment shall not constitute an amendment, waiver or modification of any other provision of the TRA not expressly referred to in this Amendment. Except as specifically modified, amended or waived hereby, the TRA shall remain unchanged and in full force and effect. References in the TRA to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the TRA as amended hereby, and references to the date of the TRA, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the TRA, shall continue to refer to October 19, 2021.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties hereto represents and warrants to the other parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

Section 2.1.      Authorization of Transaction. Such party has all requisite power and authority (corporate or otherwise) to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by such party of this Amendment and the performance by such party of this Amendment and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such party. This Amendment has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

Section 2.2.      Authorization of Transaction. Neither the execution and delivery by such party of this Amendment, nor the consummation by such party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such party, (ii) require on the part of such party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of its properties or assets.

Section 2.3.      No Other Representations. Such party acknowledges that no Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Corporate Taxpayer furnished or made available to such party and its representatives in connection with entering into this Amendment except as expressly set forth in this Amendment, the TRA, any definitive document related to the Qualifying Change of Control or the other documents entered into in connection with the transactions contemplated by any definitive document related to the Qualifying Change of Control.

ARTICLE III

MISCELLANEOUS

Section 3.1.      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile or email with confirmation of transmission by the transmitting equipment or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Corporate Taxpayer, to:

Enfusion, Inc. 125 South Clark Street, Suite 750 Chicago, IL 60603

Attn:	General Counsel
Email:	matt.campobasso@enfusion.com

with a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attn:	Mark E. Thierfelder

Eric S. Siegel

Michael S. Darby

Sarah Kupferman

Email:	Mark.Thierfelder@dechert.com

Eric.Siegel@dechert.com

Michael.Darby@dechert.com

Sarah.Kupferman@dechert.com

and

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210
Attn:	Joshua M. Zachariah

Gregg L. Katz

James Ding
Email:	jzachariah@goodwinlaw.com

gkatz@goodwinlaw.com

jding@goodwinlaw.com

If to the TRA Parties, to the respective addresses, fax numbers and email addresses set forth in the records of OpCo.

Any party may change its address, fax number or email by giving the other party written notice of its new address, fax number or email in the manner set forth above.

Section 3.2.      Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile transmission or otherwise (including an electronically executed signature page) shall be as effective as delivery of a manually signed counterpart of this Amendment.

Section 3.3.      Entire Agreement; No Third Party Beneficiaries. This Amendment constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Amendment shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

Section 3.4.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Section 3.5.      Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 3.6.      Successors; Assignment; Amendments; Waivers. All of the terms and provisions of this Amendment shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.

Section 3.7.      Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

Section 3.8.      Resolution of Disputes. The provisions of Section 7.8 of the TRA are incorporated herein by reference, mutatis mutandis.

Section 3.9.      Electronic Signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ENFUSION LTD. LLC

By:	/s/ Oleg Movchan
Name:	Oleg Movchan
Title:	Chief Executive Officer

ENFUSION, INC.

By:	/s/ Oleg Movchan
Name:	Oleg Movchan
Title:	Chief Executive Officer

TRA PARTY:

FTV IV, L.P.
By:	FTV Management IV, L.L.C., its general partner

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	Managing Member

CSL TECH HOLDINGS, LLC

By:	/s/ Oleg Movchan
Name	Oleg Movchan
Title:	Manager

ISP V-B EF LP

By:	/s/ Louis D. Thorne
Name:	Louis D. Thorne
Title:	Authorized Signatory

ISP V MAIN FUND EF LLC

By:	/s/ Louis D. Thorne
Name:	Louis D. Thorne
Title:	Authorized Signatory

Exhibit A

TRA Payment Schedule

Exhibit B

Acknowledgement and Release